                                                                    EXHIBIT 13.1
                                                                    ------------


                                 CERTIFICATIONS
                                 --------------

     In connection with the annual report of Shanda Interactive Entertainment Limited (the "Company") on Form 20-F for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies that to the best of his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: May 27, 2005

                                            /s/ CHEN TIANQIAO
                                            -----------------------------------
                                            Tianqiao Chen
                                            Chairman and Chief Executive Officer




                                            /s/ LI SHUJUN
                                            ------------------------------------
                                            Shujun Li
                                            Chief Financial Officer